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                                                                    EXHIBIT 10.8



                              GUARANTEE AGREEMENT

THIS GUARANTEE AGREEMENT (the "GUARANTEE") is made and entered into on this 4th day of April, 2002.


                                 BY AND AMONG:

THE PRESIDENT OF INDIA, acting in his executive capacity for and on behalf of the Government of India, as represented by and acting through the Joint Secretary, Ministry of Coal and Mines, Department of Mines of the Government of India (hereinafter referred to as the "GOVERNMENT")


                                      AND

Sterlite Industries (India) Limited, a company duly incorporated and existing under the provisions of the Companies Act, 1956/the laws of India with its registered office(s) at B-10/4, Waluj MIDC Industrial Area, Waluj, Dist:
Aurangabad- 431133 (hereinafter referred to as "P1", which expression shall include its successors, Affiliates, permitted assigns and liquidators)


                                      AND

Sterlite Optical Technologies Limited, a company duly incorporated and existing under the provisions of the Companies Act, 1956/ laws of India with its registered office(s) at E-1, Waluj MIDC Industrial Area, Waluj. Dist:
Aurangabad- 431133 (hereinafter referred to as "P2", which expression shall include its successors, Affiliates, permitted assigns and liquidators)


                                      AND

Sterlite Opportunities and Ventures Limited, a company duly incorporated and existing under provisions of the Companies Act, 1956/ the laws of India with its registered office(s) at 91-92, Maker Chambers III, Nariman Point, Mumbai- 400021 (hereinafter referred to as "SPV", which expression shall include its successors, Affiliates, permitted assigns and liquidators).


RECITALS

WHEREAS

A. HINDUSTAN ZINC LIMITED, a public limited company duly incorporated and existing under the provisions of the Companies Act, 1956, as amended, with its registered office at Yashad Bhawan, Udaipur - 313004, Rajasthan, India (hereinafter referred to as the "COMPANY") is engaged in a business that, among others, involves mineral exploration, development, production and marketing of mineral products.


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                                                                               1

B. The authorized share capital of the company is Rs. 500,00,00,000/- (Rupees Five Hundred Crores only) divided into 50,00,00,000 (Fifty Crores only) Shares of Rs. 10/- (Rupees ten only) each.

C. The issued and paid-up share capital of the Company is Rs. 422,53,19,000/- (Rupees Four Hundred Twenty Two Crores Fifty Three Lacs Nineteen Thousand only) divided into 42,25,31,900 (Forty Two Crores Twenty Five Lacs Thirty One Thousand Nine Hundred only) Shares of Rs. 10/- (Rupees ten only) each.

D. The Government is the beneficial and registered owner of 32,07,93,840 (Thirty Two Crores Seven Lacs Ninety Three Thousand Eight Hundred and Forty only) Shares constituting 75.92% of the Share Capital.

E. The Government, with the desire to sell the Purchased Shares (as hereinafter defined) invited expressions of interest from interest parties.

F. P1 and P2 had expressed a desire to acquire the Purchased Shares from the Government and pursuant to a competitive bidding process have been selected as the successful strategic partner.

G. P1 and P2, for certain strategic and corporate planning reasons, propose to acquire the Purchased Shares from the Government through the SPV.

H. The Government, the SPV and the Company are parties to a Share Purchase Agreement of even date (the "Share Purchase Agreement") pursuant to which the Government has agreed to sell to the SPV, and the SPV has agreed to buy from the Government, the Purchased Shares (as hereinafter defined).

I. The Government and the SPV are also parties to a Shareholders Agreement which records their agreement as to the manner in which the Company's affairs shall be conducted after the SPV buys the Purchased Shares from the Government and grants to each other certain rights and obligations with respect to the ownership, directly and indirectly, of the Shares of the Company.

J. The Share Purchase Agreement, as a pre-condition to the completion of the sale and purchase of the Purchased Shares, requires the SPV to provide this Guarantee to the Government.

K. Each of P1 and P2 has agreed to, jointly and severally, guarantee the due and punctual performance by the SPV of all its obligations under the Share Purchase Agreement and under the Shareholders Agreement.

NOW, THEREFORE, in consideration of the premises and mutual agreements and covenants contained in this Guarantee and other good and valuable consideration (the receipt and adequacy of which are hereby mutually acknowledged), each of the Parties hereto hereby agree as follows:


1.   DEFINITIONS AND INTERPRETATION.

1.1 In addition to the terms defined in the introduction to and the text of this Guarantee, wherever used in this Guarantee, the following words and terms shall have the meaning set out below:

     "PARTIES" means, collectively, the Government, P1, P2 and the SPV and any other Person which becomes a party to this Guarantee, and "PARTY" means any one of them;

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                                                                               2

     "PERSON" includes any individual, sole proprietorship, partnership, unincorporated association, unincorporated syndicate, unincorporated organization, trust, body corporate, company and a natural person in his capacity as trustee, executor, administrator or other legal representative;

     "PRINCIPALS" means collectively, P1 and P2, and "PRINCIPAL" means any of them;

     "PURCHASED SHARES" means 10,98,58,294 (Ten Crores Ninety Eight Lacs Fifty Eight Thousand Two Hundred Ninety Four Only) Shares, owned and Controlled by the Government and constituting 26% of the Share Capital; and

     "TRANSACTION AGREEMENTS" means, collectively, the Share Purchase Agreement, the Shareholders Agreement and the Non Disposal Agreement.

1.2  In this Guarantee:

     (a) reference to Clauses, unless otherwise stated, are to the clauses of this Guarantee;

     (b) references to statutes and/or statutory provisions shall be construed as referring to such statutes or statutory provisions as respectively replaced, amended, extended, consolidated or re-enacted from time to time and shall include any order, regulation, instrument or other subordinate legislation made under the relevant statute or statutory provision,

     (c) the headings to Clauses are for convenience only and shall have no legal effect;

     (d) references herein to any agreement or document shall be construed as referring to such agreement or document as the same may have been or may, from time to time, be varied, amended, supplemented, substituted, novated or assigned.

     (e) all expressions used but not defined in this Guarantee shall have the same meaning as ascribed to them in the Share Purchase Agreement and the Shareholders Agreement.


2.   GUARANTEE

2.1  Each Principal jointly and severally, irrevocably and unconditionally;

     (a) covenants with and guarantees to the Government that the SPV shall, at all times, fully and faithfully perform and discharge all its obligations under the Transaction Agreements and that the SPV shall, at all times, duly comply with all the terms and conditions of the Transaction Agreements; and

     (b) agrees with the Government as a primary obligor to defend, indemnify, keep indemnified and hold the Government harmless from and against any and all losses, liabilities, damages, judgments, settlements, costs and expenses, including attorney's fees, incurred or suffered by the Government arising out of or resulting from or as may be payable by virtue of any breach by the SPV or any of the Principals of any of the representations, warranties, convenants, agreements or obligations contained in the Transaction Agreements and this Guarantee.

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                                                                               3

3.   NATURE OF GUARANTOR'S OBLIGATIONS

3.1 The Guarantee shall be unconditional, irrevocable and a continuing security which shall be and continue in full force and effect irrespective of the legality, validity or enforceability of any provision of the Transaction Agreements in relation to the SPV, until all the obligations of the SPV under the Transaction Agreements have been discharged or satisfied in full notwithstanding the liquidation administration or other incapacity or any change in the constitution, status or function of any of the Principals or the SPV or in the name and style thereof or any settlement of account or other matter whatsoever. Each Principal hereby irrevocably waives all or any rights it may have to apply for any relief in relation to the Guarantee.

3.2 The Guarantee shall be in addition to and not in substitution for or derogation of any other security held by the Government for whose benefit the Guarantee is given and shall not merge with or otherwise prejudice or affect or be prejudiced or affected by such other security, right, remedy, guarantee or indemnity and may be enforced without first having recourse to such other security, right, remedy, guarantee or indemnity.

3.3 The Guarantee shall be a primary obligation of each Principal and accordingly, the Government, for whose benefit the Guarantee is given, shall not be obliged before enforcing the Guarantee to make any demand on the SPV under the Transaction Agreements, any other agreement or security to take any steps to enforce any right or remedy against the SPV or any other Person.


4.   NON-EXONERATION

4.1 The liability of each Principal shall not be affected nor shall the Guarantee be discharged or diminished by reason of any present or future guarantee (other than the Guarantee), indemnity, mortgage, charge, pledge, lien or other security or right or remedy held by or available to the Government being or becoming wholly or in part void, voidable or unenforceable on any ground whatsoever or by the Government from time to time dealing with exchanging, varying, realizing, releasing or failing to perfect or enforce any of the same.

4.2 Each Principal shall have the benefit of the provisions of the Transaction Agreements limiting or restricting the liability of the SPV but, subject thereto, obligations of each Principal under this Guarantee shall not be discharged or affected by any act, omission, matter or thing which, but for this provision, might operate to release or otherwise exonerate either or both of the Principals from their obligations hereunder or affect such obligations, including:

     (a) any time or indulgence at any time given to the SPV or any variation of or forbearance, neglect or delay in seeking performance of the relevant obligations; and

     (b) any limitation (other than any limitation imposed by this Guarantee) disability, incapacity or other circumstances relating to the SPV under applicable Laws.

4.3 As a separate and independent stipulation, each Principal agrees that any obligation expressed to be undertaken by the SPV which may be unenforceable against the SPV by reason of any limitation, disability or incapacity on or of the SPV under any applicable Laws or of any fact or circumstance (other than a limitation imposed by this Guarantee) shall nevertheless be enforceable against and recoverable from each Principal as though the same had been incurred by each Principal and each Principal was the sole and principal obligor in respect thereof.

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                                                                               4

5.   NO SECURITY.

     Each Principal warrants to the Government that it has not taken or received the benefit of any security, indemnity or guarantee from the SPV extending to the liabilities under the Guarantee and that it will not (without the prior written consent of the Government) take from the SPV any security or receive the benefit of any security in respect of or in connection with its obligations under this Guarantee. Provided that no other person from whom the Principal may have received the benefit of any security, indemnity or guarantee extending to the liabilities under the Guarantee in connection with its obligations under this Guarantee shall have any rights that are senior or superior in any manner to the rights of the Government under this Guarantee.


6.   REPRESENTATIONS AND WARRANTIES

6.1 Each Principal, jointly and severally, represents and warrants to the Government that:

     (a) it has been duly incorporated or created and is validly subsisting and in good standing under the Laws of the jurisdiction in which it is incorporated or created;

     (b) it has the corporate power and authority to enter into and perform its obligations under this Guarantee;

     (c) this Guarantee has been duly authorized, executed and delivered by it and constitutes a valid, binding and enforceable obligation enforceable against it in accordance with its terms;

     (d) the authorized share capital of the SPV is Rs. 3,00,00,000/- divided into equity shares of Rs. 10/- each and that the issued equity share capital of the SPV is Rs. 2,55,00,000/- divided into 25,50,000 equity shares of Rs. 10/- each;

     (e) P1 is the beneficial and legal owner of 20,50,000 equity shares of the SPV constituting 80.39% of the total outstanding, issued and paid-up equity capital of the SPV and that P2 is the beneficial and legal owner of 5,00,000 equity shares of the SPV constituting 19.61% of the total outstanding, issued and paid-up equity capital of the SPV; and

     (f) The Principals, together, jointly Control the SPV and by virtue of such Control, are in a position to ensure and procure, severally and/ or jointly that the SPV at all times performs and discharges all its obligations under the Transaction Agreements and complies with all the terms and conditions thereunder.


7.   ADDITIONAL COVENANTS

7.1  The Principals, hereby, jointly and severally, agree that they shall;

     (a) take such actions as may be necessary to cause the SPV at all times fully and faithfully to perform and discharge all its obligations under the Transaction Agreements and to duly comply with all the terms and conditions thereunder;

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                                                                               5

     (b) ensure and provide that the SPV shall not during the continuance of the Guarantee without obtaining the prior written consent of the Government, issue any shares to any Third Party so as to lose Control of the SPV;

     (c)  at all times Control the SPV;

     (d) ensure and provide that each share certificate of the SPV in respect of the equity shares held by each of P1 and P2, shall bear the following legend either as an endorsement or on the face of such certificate:

          "THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO ALL THE TERMS AND CONDITIONS OF A GUARANTEE AGREEMENT MADE AS OF APRIL 4, 2002, A COPY OF WHICH IS ON FILE AT THE REGISTERED OFFICE OF THE SPV;

     (e) not, without obtaining the prior written consent of the Government, which consent shall not be unreasonably withheld, directly or indirectly, sell, transfer, assign, pledge, charge, mortgage or in any other way dispose of or encumber any shares held by any of them in the SPV. Provided however that the Principal may transfer, sell or assign any shares of the SPV, subject to such sale, transfer or assignment not effecting the Principal(s)' Control over the SPV; and

     (f) if required under applicable Law or otherwise, cause the Articles of Association or other constituting documents of the SPV to be amended to include the provisions of this Clause 7.1, and shall take and cause to be taken by any person all such actions as may be required to ensure that the provisions of this Clause 7.1 are and remain valid, binding and enforceable against each of the Principal and the SPV.

     For the purposes of this Article 7, "CONTROL" shall mean:
     a)   control over the composition of board of directors of a company; and
     b)   control of at least 51% of the share capital of a company


8.   WAIVER

     No failure or delay by the Government in exercising any right or remedy shall operate as a waiver thereof nor shall any single or partial exercise or waiver of any other right or remedy preclude its further exercise or the exercise of any other right or remedy.


9.   INDEMNITY

     The Government and any Person, agent, officer or employee for whose liability, act or omission the Government may be responsible, shall be indemnified and kept indemnified out of monies recovered hereunder in respect of all liabilities, costs, charges, losses and expenses properly incurred or suffered by them or any of them in the execution or the purported execution of any powers, authorities or discretions vested in them or any of them pursuant to this Guarantee and against all actions, proceedings, claims and demands in respect of any manner or thing done or omitted or in any way relating to the provisions of this Guarantee or occasioned by any breach by any of the Principals of any of its covenants or other obligations to the Government hereunder.


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                                                                               6

10.  NOTICES

10.1 Every notice request, demand or other communication in this Guarantee shall be in writing delivered personally or by registered mail or facsimile transmissions to the address or facsimile number of the addressee set out below and marked for the attention of the persons set out below.

(a) in the case of the Government if by letter to it at Department of Mines, Ministry of Coal & Mines, Room No. 322A, A- Wing, Shastri Bhavan, New Delhi- 1100001, and if by facsimile to it at 011- 3388487, in each case marked for the attention of Joint Secretary to the Government of India; and

(b) in the case of P1, if by letter to it at B-10/4, Waluj MIDC Industrial Area, Waluj, Dist: Aurangabad- 431133, and if by facsimile to it at 022-2836474/ 2048688 in each case marked for the attention of Director,

(c) in the case of P2, if by letter to it at E-1, Waluj MIDC Industrial Area, Waluj, Dist: Aurangabad- 431133, and if by facsimile to it at 022- 2836474/ 2048688, in each case marked for the attention of Director,

(d) in the case of SPV, if by letter to it at 91-92, Maker Chambers III, Nariman Point, Mumbai- 400021, and if by facsimile to it at 022-2836474/ 2048688, each case marked for the attention of Director, or at such other addresses or numbers, or for the attention of such other persons, as the Parties hereto may from time to time notify to each other.

10.2 Any notice, request, demand or other communication to be given or made under or in relation to this Guarantee shall be deemed to have been delivered, in the case of any notice, request demand or other communication given or made by personal delivery or facsimile when dispatched or delivered unless dispatched or delivered outside normal business hours when it shall be deemed to have been delivered on the next business day following the date on which it was dispatched or, in the case of any notice, request, demand or other communication given or made by letter, five business days after having been posted by registered mail provided that any notice, request, demand or other communication to be made or delivered by any Principal or any other Person to the Government shall only be effective when received by the Government and that each notice, request, demand or other communication given or made by facsimile shall, without prejudice to the validity or effectiveness of the same, be confirmed by letter.

10.3 Any such notice or demand or any certificate as to the breach by SPV of any of its obligations under any Transaction Agreement and/ or as to the amount at any time due from the SPV or any of the Principals shall be conclusive and binding upon the SPV and the Principals if signed by an officer of the Government.


11.  MISCELLANEOUS

11.1 If the SPV is wound up, goes into liquidation, becomes insolvent or makes any composition or arrangement with its creditors, neither the existence hereof nor any monies received or recovered by the Government pursuant to this Guarantee shall impair the right of the Government to prove in such winding up, liquidation, insolvency, composition or arrangement the total amount due to the Government from the SPV and, to this end, so as to preserve intact

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                                                                               7

     the obligations of any Person answerable for any part of such total amount, the Government may at any time and from time to time keep, for so long as it thinks fit, any monies received or recovered under this Guarantee in a separate or suspense account in or towards discharge of any part of such total amount.

11.2 Any release, settlement or discharge between the Government and any Principal shall be conditional upon no security disposition or payment to the Government by the SPV or the Principals is set aside, reduced or ordered to be refunded by virtue of any provision or enactment relating to bankruptcy, insolvency or liquidation for the time being in force or for any reason whatsoever and the Government shall be entitled to recover the value or amount of any such security or payment from the Principals subsequently as if such settlement or discharge had not occurred.

11.3 The Government shall be entitled to retain this Guarantee, until the payment, discharge and satisfaction of all monies, obligations and liabilities that are or may become due, owing or incurred to the Government from the SPV and/ or the Principal under the Transaction Agreements.

11.4 Each of the provisions of this Guarantee is severable and distinct from the others and if at any time one or more of such provisions is or becomes invalid, illegal or unenforceable with respect to any Principal, the legality, validity or enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby, and the Parties expressly agree to substitute such illegal, invalid or unenforceable provisions with another provision of similar import reflecting the original intent of the Parties to the extent permissible under applicable Law.

11.5 This Guarantee may be executed in any number of counterparts, each of which shall be an original and all of such counterparts taken together shall be deemed to constitute one and the same instrument.


12.  APPLICABLE LAW AND JURISDICTION

12.1 This Guarantee shall be governed by and interpreted by the Laws of India, without giving effect to the principles of conflict of laws therein, the Courts of New Delhi, India shall have exclusive jurisdiction over all matters arising out of or relating to this Guarantee.

12.2 The Parties to this Guarantee irrevocably agree that the provisions of
     Article 9.1 of the Shareholders Agreement shall apply to any dispute, suit, action, or proceeding which arises out of or in connection with this Guarantee.


13.  CONFIRMING PARTIES

     The SPV is executing this Guarantee as a confirming party. The SPV represents and confirms that each Principal acting severally and jointly have given the Guarantee at the request of the SPV.



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                                                                               8

IN WITNESS WHEREOF, this Guarantee has been duly executed by the authorized representatives of each of the Parties on the day and year first above written.

For and in the name of the                                  Witnessed by:
PRESIDENT OF INDIA
Signed By Shri S.P. Gupta
                                                            /s/ Shri Hem Pande
                                                            Name: Shri Hem Pande
                                                            Address: Director, Ministry of Coal and Mines
/s/ Shri S.P. Gupta                                         314-D, Shastri Bhawan, New Delhi 110 001
Designation: Joint Secretary, Ministry of Coal and
Mines, Department of Mines, Government of India





For and in the name of the                                  Witnessed by:
STERLITE OPPORTUNITIES AND VENTURES
LIMITED
Signed by Shri Tarun Jain                                   /s/ Shri Sandeep Gokhale
                                                            Name: Shri Sandeep Gokhale
                                                            Address: Dhanraj Mahal, 5th Floor,
                                                            CSM Road, Apollo Bunder Colaba,
/s/ Shri Tarun Jain                                         Mumbai- 400 039
Authorised by resolution of the board of directors of
dated March 13, 2002
Designation:





STERLITE INDUSTRIES (INDIA) LIMITED                         Witnessed by:
By: Shri Tarun Jain
Title Director (Finance)
                                                            /s/ Shri Sandeep Gokhale
                                                            Name: Shri Sandeep Gokhale
                                                            Address: Dhanraj Mahal, 5th Floor,
/s/ Shri Tarun Jain                                         CSM Road, Apollo Bunder Colaba,
Duly authorised by the resolution of the Board of            Mumbai- 400 039
Directors dated December 28, 2001





STERLITE OPTICAL TECHNOLOGIES                               Witnessed by:
LIMITED
By: Mr. Tarun Jain
Title: Authorised Signatory                                 /s/ Shri Sandeep Gokhale
                                                            Name: Shri Sandeep Gokhale
                                                            Address: Dhanraj Mahal, 5th Floor,
                                                            CSM Road, Apollo Bunder Colaba,
/s/ Tarun Jain                                              Mumbai- 400 039
Duly authorised by the resolution of the Board of
Directors dated January 30, 2002